UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):February 24, 2025

Civitas Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 17th Street, Suite 3700
Denver, Colorado 80202
 (Address of principal executive offices, including zip code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	CIVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Expansion and Appointment of Director

On February 24, 2025, in accordance with the Fourth Amended and Restated Certificate of Incorporation of Civitas Resources, Inc. (the “Company”), and the Seventh Amended and Restated Bylaws of the Company, the board of directors of the Company (the “Board”) increased the size of the Board from nine directors to ten directors and appointed Lloyd W. “Billy” Helms, Jr. to the resulting vacancy, effective immediately. Mr. Helms will hold office until the Company’s 2025 annual meeting of stockholders, where he will stand for re-election, or until his earlier death, resignation, retirement, disqualification or removal. Mr. Helms will serve as a member of the Sustainability Committee and the Audit Committee.

In connection with Mr. Helms’ appointment to the Board, the Board determined that Mr. Helms meets the independence requirements of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. There are no arrangements or understandings between Mr. Helms and the Company pursuant to which Mr. Helms was appointed as a director of the Company. Mr. Helms is not related to any existing officer or director of the Company. Other than as disclosed in this Current Report on Form 8-K, there are no transactions or relationships between or among Mr. Helms and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with Mr. Helms’ appointment to the Board, the Company entered into its standard form of indemnity agreement with Mr. Helms, which is filed as Exhibit 10.1 hereto and incorporated by reference into this Item 5.02. As an independent director of the Board, Mr. Helms will be compensated in accordance with the Amended & Restated Independent Compensation Program of the Company, as detailed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 21, 2024 (the “2024 Proxy Statement”), prorated to reflect Mr. Helms’ partial year of service in 2025.

Mr. Helms, age 67, has over 15 years of executive management experience and over 40 years of oil and gas industry experience. Prior to joining the Board, Mr. Helms held roles of increasing responsibility at EOG Resources, Inc., including as President from October 2021 to May 2024, Chief Operating Officer from December 2017 to December 2023, Executive Vice President, Exploration and Production from August 2013 to December 2017, Executive Vice President, Operations from February 2012 to August 2013, Vice President and General Manager of the Calgary, Alberta, Canada office from March 2008 to February 2012, and Vice President, Engineering and Acquisitions from September 2006 to March 2008. Mr. Helms holds a Bachelor of Science in Petroleum Engineering from Texas Tech University.

Prior to Mr. Helms’ appointment the Board, he served as President of EOG Resources, Inc. from October 2021 to May 2024. The Company and EOG Resources, Inc. (or its affiliates) (collectively, “EOG”) each own interests in certain of the other entity’s operated properties. In connection with such interests, for the fiscal year ended December 31, 2024, the Company (i) received total payments from EOG of approximately $0.5 million and (ii) made total payments to EOG of approximately $1.9 million.

T. Hodge Walker Departure

On February 24, 2025, the Company terminated the employment of T. Hodge Walker, the Company’s Chief Operating Officer, without “cause,” effective immediately. Mr. Walker will be eligible to receive severance benefits in accordance with the Civitas Resources, Inc. Eighth Amended and Restated Executive Change in Control and Severance Plan (the “Severance Plan”).

M. Christopher Doyle Assumption of Principal Operating Officer Role

Concurrently with the effectiveness of Mr. Walker’s termination, M. Christopher Doyle, the Company’s current President and Chief Executive Officer and a director of the Company, assumed the additional role of principal operating officer of the Company. Mr. Doyle’s biographical information is set forth in the 2024 Proxy Statement, which information is incorporated herein by reference.

There are no arrangements or understandings between Mr. Doyle and the Company pursuant to which Mr. Doyle assumed the role of principal operating officer of the Company. Mr. Doyle is not related to any existing officer or director of the Company. There are no transactions or relationships between or among Mr. Doyle and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Jeffrey S. Kelly Departure

On February 24, 2025, the Company terminated the employment of Jeffrey S. Kelly, the Company’s Chief Transformation Officer, without “cause,” effective immediately. Mr. Kelly will be eligible to receive severance benefits in accordance with the Severance Plan.

Item 7.01.	Regulation FD Disclosure.

On February 24, 2025, the Company issued a press release announcing Mr. Helms’ appointment to the Board. The full text of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Indemnity Agreement between Civitas Resources, Inc. and the directors and executive officers of Civitas Resources, Inc. (incorporated by reference to Exhibit 10.9 to Civitas Resources, Inc.’s Current Report on Form 8-K filed on November 3, 2021).
99.1	Press Release, dated February 24, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIVITAS RESOURCES, INC.

Date: February 24, 2025	By:	/s/ Adrian Milton
	Name:	Adrian Milton
	Title:	Senior Vice President, General Counsel and Assistant Corporate Secretary